UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 30, 2022

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. 4th Street, Suite 401-412
Minneapolis, MN	55415
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	QUMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2022 Compensation Determinations

2022 Annual Base Salaries

On March 30, 2022, the Compensation Committee of Qumu Corporation (the “Company”) set annual base salaries of the executive officers as follows: TJ Kennedy, Chief Executive Officer, $375,000; Thomas A. Krueger, Chief Financial Officer, $300,000; and Rose Bentley, Chief Operating Officer $325,000.

2022 Company Bonus Plan

Also on March 30, 2022, the Compensation Committee adopted an annual company bonus plan for 2022 (the “2022 Company Bonus Plan”) and set the cash incentive pay opportunities under the 2022 Company Bonus Plan for the Company’s eligible employees, which include Messrs. Kennedy and Krueger and Ms. Bentley.

Under the 2022 Company Bonus Plan, the Compensation Committee determined target amounts of two performance goals for 2022, weighted equally: (1) SaaS ARR growth as compared to 2021 and (2) quarterly operating cash flow, weighted equally by quarter except that if the full year 2022 operating cash flow target is met, this performance goal will be acehived at the 100% level. The Compensation Committee retains the discretion to include or exclude items from each of the performance goals and to determine the achievement of the performance goals for the purposes of calculating incentive pay under the 2022 Company Bonus Plan.

Under the 2022 Company Bonus Plan, the target level of achievement is also the minimum and maximum level of achievement such that achievement of a performance goal at less than target level will result in no incentive pay with respect to that performance goal and achievement of a performance goal at greater than target level will not result in any increasing incentive pay relating to that performance goal.

On March 30, 2022, the Compensation Committee also approved the cash incentive pay that the executive officers may earn at the target level of achievement as a percentage of their respective salaries as follows: Messrs. Kennedy and Krueger and Ms. Bentley, 110%, 60% and 80%, respectively.

All incentive pay earned under the 2022 Company Bonus Plan will be determined in the first quarter of 2022 based upon the Company’s financial results for 2023. A participant in the 2022 Company Bonus Plan, including an executive officer, must be employed by the Company as of December 31, 2022 and as of the payment date in order to receive any incentive pay under the 2022 Company Bonus Plan unless otherwise provided in the Company’s letter agreement with the executive officer relating to severance and change in control benefits. Additionally, all incentive payments are subject to “clawback” to the extent required by federal law and the 2007 Plan.

2022 ELT PSUs

Additionally, on March 30, 2022, the Compensation Committee approved the award of performance stock units (the “ELT PSUs”) to the Company’s executive officers and members of management under the 2007 Plan. The Compensation Committee approved an award of 60,000 ELT PSUs to each of Messrs. Kennedy and Krueger and Ms. Bentley.

The ELT PSUs represent a contractual right to receive shares of the Company’s common stock upon the achievement of performance goals for a two year performance period. Half of each award of ELT PSUs will vest based upon achievement of 2022 performance goals and half of each award of ELT PSUs will vest based upon achievement of 2023 performance goals. On March 30, 2022, the Compensation Committee set the target amounts of two performance goals for 2022, which are weighted equally: (1) net new logos or net new logo bookings and (2) partner revenue as a percent of total revenue. For the 2023 performance period, the Compensation Committee will determine the performance goals and target amounts of each in 2023, typically at the time the Company’s Board of Directors approves the Company’s annual operating plan for 2023 in the first quarter of 2023.

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In settlement of the portion of the ELT PSUs tied to 2022 performance period, the Company will issue a number of shares as is equal to the number of ELT PSUs for that performance period multiplied by the total percentage achievement of the performance goals for that performance period. The ELT PSU award and the restricted shares are subject to forfeiture for termination of employment for any reason.

The Compensation Committee will determine achievement of the performance goals following the end of the performance period and retains the discretion to include or exclude items from any of the performance goals for any performance period. Upon a change of control, the performance period will be truncated, and the ELT PSUs will vest and settle based on performance through such date, as determined by the Compensation Committee and otherwise in accordance with the Plan and the ELT PSU Agreement.. Additionally, the awards are subject to “clawback” to the extent required by federal law and the 2007 Plan.

The form of ELT PSU award agreement approved on March 30, 2022 is attached hereto as Exhibit 10.1 and incorporated by reference herein.

2021-2022 PSUs – 2022 Performance Period

As previously reported, on February 18, 2021, the Compensation Committee of the Company approved the award of performance stock units (the “PSUs”) to the Company’s executive officers and members of management under the Second Amended and Restated 2007 Stock Incentive Plan, as amended (the “2007 Plan”), including PSU awards to TJ Kennedy, the Company’s Chief Exeucitve Officer, and Rose Bentley, the Company’s Chief Operating Officer. Because Thomas A. Kruger, the Company’s Chief Financial Officer, was not serving at the time of grant, he did not receive a PSU award at that time.

The PSUs represent a contractual right to receive shares of the Company’s common stock upon the achievement of performance goals for a two year performance period of 2021 and 2022. Half of each award of the PSUs will vest based upon achievement of 2021 performance goals and half of each award of the PSUs will vest based upon achievement of 2022 performance goals.

On March 30, 2022, the Compensation Committee set the target amounts of five performance goals selected for 2022: net new customers, partner generated revenue as a percent of total revenue, annual recurring revenue, total gross retention rate and bookings. As was the case with respect to the 2021 performance period, if the Company achieves three of the five performance goals for 2022, 100% of the PSU award relating to such period will vest and be settled. If the Company achieves two of the five performance goals for 2022, 66 2/3% of the PSU award relating to such period will vest and be settled. If the Company achieves one of the five performance goals for 2022, 33 1/3% of the PSU award relating to such period will vest and be settled. In settlement of the PSUs, the Company will issue a number of shares as is equal to the number of PSUs for 2022 multiplied by the total percentage achievement of the performance goals for 2022. The shares issued will be restricted from transfer for a period of 364 days following issuance. The PSU award and the restricted shares are subject to forfeiture for termination of employment for any reason.

The Compensation Committee will determine achievement of the 2022 performance goals following the end of 2022 and retains the discretion to include or exclude items from any of the 2022 performance goals. Upon a change of control, the PSUs and the restricted shares will vest in full and any restrictions will lapse. Additionally, the awards are subject to “clawback” to the extent required by federal law and the 2007 Plan.

Also on March 30, 2022, the Compensation Committee granted Mr. Kruger an award of 15,750 PSUs solely for the 2022 performance period, which represents approximately one-half of the PSU award that Mr. Krueger would have otherwise received as Chief Financial Officer.

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Item 9.01	Entry Into a Material Definitive Agreement.

Exhibit No.	Description

10.1	Form of ELT Performance Stock Unit Award Agreement granted March 30, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ TJ Kennedy
TJ Kennedy
Chief Executive Officer

Date: April 4, 2022

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